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                              ARTICLES OF INCORPORATION
                                          OF
                             TITAN INVESTMENT FUND, INC.


              FIRST: (1) The name and address of the incorporator of the Corporation is as follows:
                                   Daphne D. Tippens
                                   Kirkpatrick & Lockhart LLP
                                   1800 Massachusetts Avenue, N.W. -  Suite 200
                                   Washington D.C.  20036-1800

                          (2)  Said incorporator is over eighteen years of age.

                          (3) Said incorporator is forming a corporation under the general laws of the State of Maryland.

              SECOND:   The name of the Corporation is:

                            TITAN INVESTMENT FUND, INC.

              THIRD: (1) The Corporation is formed for the following purpose or purposes:

                                   (a)     To conduct,  operate and carry on the
     business of an open-end management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended; and

                                   (b)     To  exercise  and enjoy  all  powers,
     rights and privileges granted to and conferred upon corporations by the Maryland General Corporation Law, now or hereafter in force.

                          (2) The foregoing clauses shall be construed as powers as well as objects and purposes.

              FOURTH: The address of the principal office of the Corporation within the State of Maryland is Giordano, Villareale & Vaughan, P.A., 9672 Pennsylvania Avenue, Upper Marlboro, Maryland, and the resident agent of the Corporation in the State of Maryland at this address is Gilbert R. Giordano.

              FIFTH: (1) The total number of shares of capital stock which the Corporation has authority to issue is one hundred million (100,000,000), ($.001) par value per share ("Shares"), having an aggregate par value of $100,000.

              The Board of Directors of the Corporation shall have full power and authority, in its sole discretion and without obtaining any prior authorization or vote of the stockholders, to create and establish and to classify or to reclassify, as the case may be, any Shares of the Corporation in separate and distinct series ("Series") and classes of
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     Series ("Classes").   The Shares of said  Series or Classes of  stock shall
     have such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by the Board of Directors. The establishment of any Series or Class not established herein shall be effective upon the adoption of a resolution by the Board of Directors setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Directors may abolish that Series or Class and the establishment and designation thereof.

              The Board of Directors is hereby expressly granted authority to increase or decrease the number of Shares of any Series or Class, but the number of Shares of any Series or Class shall not be decreased by the Board of Directors below the number of Shares thereof then outstanding, and, from time to time to designate or redesignate the name of any Class or Series whether or not Shares of such Class or Series are outstanding. The Corporation may hold as treasury shares, reissue for such consideration and on such terms as the Board of Directors may determine, or cancel, at their discretion from time to time, any Shares reacquired by the Corporation. No holder of any of the Shares shall be entitled as of right to subscribe for, purchase, or otherwise acquire any Shares of the Corporation which the Corporation proposes to issue or reissue.

              Without limiting the authority of the Board of Directors set forth herein to establish and designate any further Series, and to classify and reclassify any unissued Shares, there is hereby established and classified, one Series of stock, comprising twenty-five million (25,000,000) Shares, to be known as Titan Financial Services Fund.

              The Corporation shall have authority to issue any additional Shares hereafter authorized by resolution of the Board of Directors and any Shares redeemed or repurchased by the Corporation. All Shares of any Series or Class when properly issued in accordance with these Articles of Incorporation shall be fully paid and nonassessable.

                          (2) The Board of Directors is hereby authorized to issue and sell from time to time Shares of the Corporation for cash or securities or other property as the Board of Directors may deem advisable in the manner and to the extent now or hereafter permitted by the laws of the State of Maryland; provided, however, that the consideration per share (exclusive of any selling commission) to be received by the Corporation upon the issuance or sale of any Shares of its capital stock shall not be less than the par value per share and shall not be less than the net asset value per share of such Series or Classes of capital stock determined as hereinafter provided. No such Shares, whether now or hereafter authorized, shall be required to be first offered to the then existing stockholders and no stockholder shall have any preemptive right to



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     purchase or subscribe to any  unissued shares of the  Corporation's capital stock or for any additional shares whether now or hereafter authorized.

                          (3) At all meetings of stockholders, each holder of Shares shall be entitled to one vote for each Share standing in the holder's name on the books of the Corporation on the date fixed in accordance with the By-Laws for determination of stockholders entitled to vote thereat; provided, however, that when required by the Investment Company Act of 1940 or rules thereunder or when the Board of Directors has determined that the matter affects only the interest of one Series or Class, matters may be submitted to a vote of the holders of Shares of a particular Series or Class, and each holder of Shares thereof shall be entitled to votes equal to the Shares of the Series or Class standing in the holder's name on the books of the Corporation. The presence in person or by proxy of the holders of one-third (1/3) of the Shares outstanding and entitled to vote shall constitute a quorum at any meeting of the stockholders except where a matter is to be voted on by a Series or Class, one-third of the Shares of that Series or Class outstanding and entitled to vote shall constitute a quorum for the transaction of business by that Series or Class.

                          (4) Each holder of Shares shall be entitled at such times as may be permitted by the Corporation to require the Corporation to redeem any or all of the holder's Shares at a redemption price per share equal to the net asset value per share less such charges as are determined by the Board of Directors, at such time as the Board of Directors shall have prescribed by resolution. The Board of Directors may specify conditions, prices, places and manner and form of payment of redemption, and may specify requirements for the proper form or forms of requests for redemption. The Board of Directors may postpone payment of the redemption price and may suspend the right of the holders of Shares to require the Corporation to redeem Shares during any period or at any time when and to the extent permissible under the Investment Company Act of 1940.

                          (5) The Board of Directors may cause the Corporation to redeem at current net asset value all Shares owned or held by any one stockholder having an aggregate current net asset value of any amount. Such redemptions shall be effected in accordance with such procedures as the Board of Directors may adopt. Upon redemption of Shares pursuant to this Section, the Corporation shall promptly cause payment of the full redemption price to be made to the holder of Shares so redeemed.

                          (6) Dividends and distributions on Shares may be declared, calculated and paid with such frequency and in such form, manner and amount as the Board of Directors may from time to time determine.

                          (7) Net asset value, as used herein, shall be determined on such days and at such times and by such methods as the Board of Directors shall determine, subject to the Investment Company Act of


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     1940  and the  applicable  rules  and regulations  promulgated  thereunder.
     Such determination may be made on a Series-by-Series basis or made or adjusted on a Class-by-Class basis, as appropriate.

              SIXTH: Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all Shares of the Corporation to take or authorize any action, any action (including any amendment of these Articles of Incorporation for which shareholder approval is required under Maryland law) may be taken or authorized by the Corporation upon the affirmative vote of a majority of the Shares entitled to vote thereon.

              SEVENTH:    (1)      To   the   maximum   extent    permitted   by
     applicable law (including Maryland law and the Investment Company Act of 1940) as currently in effect or as may hereafter be amended:

                                   (a)      No   director  or   officer  of  the
     Corporation shall be liable to the Corporation or its stockholders for monetary damages; and

                                   (b)     The Corporation  shall indemnify  and
     advance expenses as provided in the By-Laws to its present and past directors, officers, employees and agents, and persons who are serving or have served at the request of the Corporation as a director, officer, employee or agent in similar capacities for other entities.

                          (2) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

                          (3) Any repeal or modification of this Article SEVENTH, by the stockholders of the Corporation, or adoption or modification of any other provision of the Articles of Incorporation or By-Laws inconsistent with this Section, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any director or officer of the Corporation or indemnification available to any person covered by these provisions with respect to any act or omission which occurred prior to such repeal, modification or adoption.

              EIGHTH: (1) All corporate powers and authority of the Corporation shall be vested in and exercised by the Board of Directors except as otherwise provided by statute, these Articles, or the By-Laws of the Corporation. The Corporation shall have at least three directors; provided that if there is no stock outstanding, the number of directors


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     may be less  than three but  not less  than one.   The number of  directors
     shall never be less than the number prescribed by the General Corporation Law of the State of Maryland.

                          (2)      Lawrence  A.   Appleman  shall  act   as  the
     director of the Corporation until the first annual meeting or until his successor is duly chosen and qualified.

                          (3) Subject to the provisions of these Articles of Incorporation and the provisions of the Investment Company Act of 1940, any director, officer or employee, individually, or any partnership of which any director, officer or employee may be a member, or any corporation or association of which any director, officer or employee of this Corporation may be an officer, director, trustee, employee or stockholder may be a party to or may be pecuniarily interested in any contract or transaction of the Corporation, and in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated, provided that the facts shall be disclosed or shall have been known to the Board of Directors or a majority thereof and any director of the Corporation who is so interested or who is also a director, officer, trustee, employee or stockholder of such corporation or association or a member of such partnership which is so interested may be counted in determining the existence of a quorum at any meeting of the Directors of the Corporation which shall authorize any such contract or transaction and may vote thereat on any such contract or transaction with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such corporation or association so interested or not a member of a partnership so interested, or so interested individually.

              IN WITNESS WHEREOF, the undersigned has adopted and signed these Articles of Incorporation on this 26th day of January, 1996 and hereby acknowledges the same to be his act and that to the best of his knowledge, information and belief, all matters and facts stated herein are true in all material respects and that he is making this statement under the penalties of perjury.



                                   /s/ Daphne D. Tippens
                                   Daphne D. Tippens












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